Exhibit 99.3

THE SPECIAL DISTRIBUTION

As previously announced, the board of directors of CTO Realty Growth, Inc., a Florida corporation (“CTO” or “us”), unanimously approved a plan for CTO to be subject to tax as a real estate investment trust (“REIT”) for U.S. federal income tax purposes commencing with its taxable year ending December 31, 2020. In satisfaction of certain requirements for qualification and taxation as a REIT, on November 9, 2020, CTO’s board of directors declared a special distribution on shares of CTO common stock in an aggregate amount of $55.8 million, or approximately $11.83 per share (the “Special Distribution”), payable to shareholders of record as of the close of business on November 19, 2020. The Special Distribution is to ensure that all of CTO’s previously undistributed earnings and profits attributable to taxable periods ended on or prior to December 31, 2019 have been distributed. We expect to pay the Special Distribution on December 21, 2020. Shareholders have the option to elect to receive the Special Distribution entirely in shares of CTO common stock (a “Share Election”) or entirely in cash (a “Cash Election”), subject to the amount of cash to be distributed being limited to an aggregate of $5.58 million (the “Maximum Cash Amount”) (excluding any cash paid in lieu of issuing fractional shares), which represents 10% of the aggregate amount of the Special Distribution. The actual amount of cash that will be paid to shareholders who make the Cash Election will depend on whether the aggregate amount of all Cash Elections exceeds the Maximum Cash Amount. If the aggregate amount of Cash Elections exceeds the Maximum Cash Amount, the payment of cash will be made on a pro rata basis to shareholders making the Cash Election in an aggregate amount equal to the Maximum Cash Amount, with the balance paid in shares. Shareholders who make a Share Election will receive all shares. Cash will be paid in lieu of fractional shares so that shareholders receive a whole number of shares of common stock. Shareholders who fail to return a properly completed election form or make an election via the website provided before 5:00 p.m., Eastern Time, on December 7, 2020 (the “Election Deadline”), will be treated as having made a Share Election.

Our shares of common stock are listed on the NYSE American under the symbol “CTO.”  The value per share of common stock for purposes of the Special Distribution will be determined based on the volume weighted average price of the common stock during the three trading days immediately following the Election Deadline.

The total number of shares of common stock that we will issue in connection with the Special Distribution will be determined by dividing (i) the aggregate amount of the Special Distribution ($55.8 million), less the total amount of cash to be paid as part of the Special Distribution ($5.58 million, assuming the Cash Election is fully subscribed), or approximately $50.2 million, by (ii) the volume weighted average price of our common stock during the three trading days immediately following the Election Deadline. Based on a price of $41.77 per share of our common stock (the closing price per share of CTO common stock on November 18, 2020), we estimate that approximately 1.2 million shares of common stock will be issued in the Special Distribution.  However, the actual number of shares of common stock issued could vary substantially from this estimate, depending on the elections made by shareholders and changes in the stock price.

To make a Share Election or a Cash Election, please complete and sign the enclosed election form and return it to Computershare Trust Company, N.A., our election and disbursing agent (“Computershare”) as soon as possible but no later than 5:00 p.m., Eastern Time, on December 7, 2020.  You may also make your election through the internet by accessing www.ctospecialdistribution.com and following the instructions on the site.  You may change your election by delivering a new, properly completed, election form bearing a later date than your previously submitted election form to Computershare or by making a new election through the internet via the website address noted above by 5:00 p.m., Eastern Time, on December 7, 2020.

If you fail to make a timely election, you will be treated as having made a Share Election and will receive the Special Distribution entirely in shares of CTO common stock.

Before making your election, you should carefully read and consider the accompanying materials.  If your shares are held in the name of a bank, broker or nominee, please promptly inform the bank, broker or nominee, in accordance with the instructions of the bank, broker or nominee, of the election (or any revocation of an election) they should make on your behalf.

CTO REALTY GROWTH, INC.

ACCOMPANYING MATERIALS REGARDING THE SPECIAL DISTRIBUTION

ALL SHAREHOLDER ELECTIONS MUST BE RECEIVED BY COMPUTERSHARE SHAREOWNER SERVICES LLC BY 5:00 P.M., EASTERN TIME, ON DECEMBER 7, 2020 (THE “ELECTION DEADLINE”).  ELECTIONS MAY BE SUBMITTED OR RESUBMITTED AT ANY TIME PRIOR TO THE ELECTION DEADLINE BUT NOT THEREAFTER.  IF YOU DO NOT RETURN THE ENCLOSED ELECTION FORM OR MAKE YOUR ELECTION VIA THE WEBSITE PROVIDED BY THE ELECTION DEADLINE, YOU WILL BE TREATED AS HAVING ELECTED TO RECEIVE SHARES OF COMMON STOCK.

Why am I receiving this document and the enclosed election form?

You have received this document and the enclosed election form because our records indicate that you owned shares of common stock of CTO Realty Growth, Inc., a Florida corporation (“CTO” or “us”), as of the close of business on November 19, 2020 (the “Record Date”).  On November 9, 2020, in connection with CTO’s previously announced conversion to a real estate investment trust (“REIT”) for U.S. federal income tax purposes commencing with its taxable year ending December 31, 2020, CTO’s board of directors (the “Board”) declared a special distribution on shares of CTO common stock in an aggregate amount of $55.8 million (approximately $11.83 per share), payable to shareholders of record as of the Record Date (the “Special Distribution”).  Shareholders have the option to elect to receive the Special Distribution entirely in shares of CTO common stock (a “Share Election”) or entirely in cash (a “Cash Election”), subject to the amount of cash to be distributed being limited to an aggregate of $5.58 million (the “Maximum Cash Amount”) (excluding any cash paid in lieu of issuing fractional shares), which represents 10% of the aggregate amount of the Special Distribution.  This document provides you with information about the Special Distribution and references an enclosed election form that you can complete to indicate whether you wish to make a Share Election or a Cash Election.  You may also make your election through the internet by accessing www.ctospecialdistribution.com and following the instructions on the site.

Why is CTO paying the Special Distribution, and when will the Special Distribution be paid?

The Special Distribution will be paid to ensure satisfaction of certain requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), including the requirement that a REIT distribute any earnings and profits accumulated during years when the REIT or its predecessor was taxed as a C corporation.  As such, in order to elect REIT status commencing with its taxable year ending December 31, 2020, CTO must declare one or more distributions to its shareholders, on or before December 31, 2020, of its previously undistributed earnings and profits attributable to the taxable periods ended on or prior to December 31, 2019 (“Pre-REIT Conversion Earnings and Profits”).

We expect to pay the Special Distribution on December 21, 2020, to shareholders of record as of the close of business on the Record Date.

Does the payment of the Special Distribution mean CTO will be subject to tax as a REIT?

We have completed various steps necessary for us to begin operating in conformity with the requirements for qualification and taxation as a REIT under the Code for our taxable year ending December 31, 2020.  We believe that these steps in conjunction with payment of the Special Distribution will enable us to meet the requirements for qualification and taxation as a REIT under the Code for our taxable year ending December 31, 2020.

However, qualification as a REIT involves the application to our operations of highly technical and complex Code provisions, as well as various factual determinations concerning matters and circumstances not entirely within our control.  There are only limited judicial and administrative interpretations of these provisions.  Even a technical or inadvertent violation could jeopardize our REIT qualification.  We can provide no assurance whether we will achieve qualification and taxation as a REIT under the Code for our taxable year ending December 31, 2020, or continued qualification for taxable years thereafter.  In addition, the Board may revoke or otherwise terminate our REIT election, without the approval of our shareholders, if it determines that it is no longer in CTO’s best interests to qualify as a REIT.

Will I receive the Special Distribution in common stock or cash?

Prior to the Election Deadline, you have the right to make a Share Election or a Cash Election, provided that the aggregate amount of cash to be distributed will be limited to the Maximum Cash Amount (excluding any cash paid in lieu of issuing fractional shares), with the remainder of the Special Distribution to be paid in shares of CTO’s common stock.  If you fail to return a properly completed election form or make your election via the website provided before the Election Deadline, you will be treated as having made a Share Election.

If you make a Share Election, you will receive the Special Distribution entirely in shares of common stock.  There is no limit on the aggregate amount of the Special Distribution that will be issued in shares of common stock.  If all shareholders make a Share Election, CTO will issue the full amount of the Special Distribution in shares of common stock.  The number of shares of common stock you will receive will be based on the volume weighted average price of CTO common stock during the three trading days immediately following the Election Deadline.

If the Maximum Cash Amount is fully subscribed, the total number of shares of common stock to be issued in the Special Distribution will be determined by dividing $50.22 million by the volume weighted average price of the common stock during the three trading days immediately following the Election

Deadline.  Based on a price of $41.77 per share of our common stock (the closing price per share of CTO common stock on November 18, 2020), if the Maximum Cash Amount is fully subscribed, we estimate that approximately 1.2 million shares of common stock will be issued in the Special Distribution, or approximately 0.25 shares of common stock for each outstanding share of common stock.  The actual number of shares of common stock issued will depend on the number of shareholders making a Cash Election and the volume weighted average price of our common stock on the valuation dates, and could vary substantially from this estimate.  We will pay cash in lieu of issuing any fractional shares, but cash paid in lieu of fractional shares will not count toward the Maximum Cash Amount.

All common stock issued in connection with the Special Distribution will be issued in book-entry form, regardless of whether the shares of common stock you currently own are in book-entry form or represented by a physical certificate.

Because the Maximum Cash Amount is limited to $5.58 million, the actual amount of cash that will be paid to shareholders who make the Cash Election will depend on whether the aggregate amount of all Cash Elections exceeds the Maximum Cash Amount.  If the aggregate amount of Cash Elections exceeds the Maximum Cash Amount, the payment of cash will be made on a pro rata basis to shareholders making the Cash Election in an aggregate amount equal to the Maximum Cash Amount, with the balance paid in shares of common stock.  As a result, if you make a Cash Election and the aggregate amount of all Cash Elections exceeds the Maximum Cash Amount, you will not receive the entire Special Distribution in cash, despite your election to receive all cash.  Instead, you will receive a portion in cash and the remaining portion in shares of common stock.  The number of shares of common stock you will receive will be based on the volume weighted average price of CTO common stock during the three trading days immediately following the Election Deadline.  All cash payments to which a shareholder is entitled will be rounded to the nearest whole cent.

How do I make a Cash Election or a Share Election with respect to the Special Distribution?

We have enclosed an election form with this document so that you can inform us whether you want to receive the Special Distribution in cash or common stock.  You may only elect one method of payment for the Special Distribution with respect to all common stock you own in each separate account as of the Record Date.  To make a Cash Election or a Share Election, complete and sign the election form and return it to Computershare in the enclosed, postage-paid envelope as soon as possible but no later than the Election Deadline of 5:00 p.m., Eastern Time, on December 7, 2020.  You may also make your election through the internet by accessing www.ctospecialdistribution.com and following the instructions on the site.  The submission of an election form with respect to the Special Distribution will constitute the electing shareholder’s representation and warranty that such shareholder has full power and authority to make such election.

If you do not return a properly completed election form or make your election via the website provided before the Election Deadline, you will be treated as having made a Share Election and will receive the Special Distribution entirely in shares of common stock.

We will resolve, in our sole discretion, any question as to the validity, form, eligibility (including time of receipt) and acceptance by us of any election form for the Special Distribution, and our decision regarding any such questions will be final and binding.  We reserve the absolute right to reject, in our sole discretion, any and all election forms that we determine are not in proper form, not received by the Election Deadline, ineligible or otherwise invalid or the acceptance of which may, in the opinion of our counsel, be unlawful.  We also reserve the absolute right to waive any defect or irregularity in the election form submitted by any particular shareholder, whether or not similar defects or irregularities are waived for other shareholders.  No valid election will be deemed to have been made until all defects or irregularities have been cured or waived to our satisfaction.  Neither we nor Computershare nor any other person will be under any duty to give notification of any defects or irregularities in election forms or incur any liability for failure to give any such notification.  Our interpretation of the terms and conditions of the Special Distribution will be final and binding.

How should I send in my election form?

The election form should be returned in the enclosed, postage-paid envelope, or in accordance with the delivery instructions on the enclosed election form, as soon as possible, and no later than the Election Deadline.  If your shares are held through a bank, broker or nominee, please promptly inform the bank, broker or nominee of your election as instructed in the following question and response.  The method of delivery of the election form is at the option and risk of the shareholder making the election.  The delivery will be deemed made only when the election form is actually received by Computershare.

You may also make your election through the internet by accessing www.ctospecialdistribution.com and following the instructions on the site.

What if my shares of common stock are held in the name of a bank, broker or nominee?

If your shares are held in the name of a bank, broker or nominee, please promptly inform the bank, broker or nominee of the election (or any revocation of an election) they should make on your behalf in accordance with the instructions provided by the bank, broker or nominee.  If your shares of common stock are held in the name of a bank, broker or nominee, and you do not inform the bank, broker or nominee, in accordance with the instructions provided by the bank, broker or nominee, of the election they should make on your behalf, the bank, broker or nominee may not make an election on your behalf.

Can I change my election?

Once made, a shareholder’s election is only revocable by returning a new, properly completed, election form or by making a new election through the internet via the website provided prior to the Election Deadline.  After the Election Deadline, a shareholder election will be irrevocable.  Shareholders entitled to the Special Distribution who fail to make an election by the Election Deadline will be treated as having made a Share Election.

Is there other information I should consider when making an election?

Before making your election, you are urged to carefully read (i) our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including the sections entitled “Risk Factors” and “Forward-Looking Statements and Risk Factors,” (ii) our Quarterly Reports for the quarterly periods ended March 31, 2020, June 30, 2020 and September 30, 2020, including the sections entitled “Risk Factors” and “Forward-Looking Statements,” (iii) our Current Reports on Form 8-K filed on January 30, 2020, February 6, 2020, February 19, 2020, February 27, 2020, May 4, 2020, July 2, 2020, August 3, 2020, September 3, 2020, September 9, 2020, October 29, 2020 and November 13, 2020, as updated by our subsequent filings with the Securities and Exchange Commission (the “SEC”), and (iv) other documents we file with the SEC.

The value of my stock holdings declined substantially on November 18, 2020. Was this because of the Special Distribution or the decision to convert to a REIT?

The decline in CTO’s stock price on November 18, 2020, the ex-dividend date for the Special Distribution, can be largely attributed to the expected payment of the Special Distribution on December 21, 2020.  Because trades made on the NYSE American on or after November 18, 2020, will generally not settle until after the Record Date, our shares began trading without the entitlement to the Special Distribution on November 18, 2020.  Consequently, the stock price, which is based on trades between market participants, declined as a reflection of the fact that any new buyer of our stock would not be entitled to receive the Special Distribution.  While shareholders of record as of the close of business on November 19, 2020, are entitled to the Special Distribution, their account balances generally may not reflect the value of the pending Special Distribution expected to be paid in December 2020.

If I have questions about the election form, whom should I contact?

If you are a shareholder of record and you have any questions about completing or submitting the election form, or need a new election form, please call Georgeson LLC, the information agent for the Special Distribution, at 1-800-676-0098.  If your shares are held in the name of a bank, broker or nominee, and such bank, broker or nominee has any questions, they may call the information agent at the number above.

What are the material U.S. federal income tax consequences of the Special Distribution?

The following Q&As provide a brief summary of the material U.S. federal income tax consequences generally applicable under current law to the Special Distribution.  The information below does not address all considerations that may be relevant to a particular holder in light of its particular circumstances, including shareholders who are subject to special provisions of the Code.  For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that is, for U.S. federal income tax purposes: (i) a citizen or resident of the United States; (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any of its states or the District of Columbia; (iii) an estate whose is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) if has a valid election in place to be treated as a United States person.  A “Non-U.S. Holder” is a beneficial owner of our common stock that is not a U.S. shareholder, a partnership (or entity treated as a partnership for U.S. federal income tax purposes) or a tax-exempt shareholder.  If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities and status of the partnership.  If you are a partner in a partnership holding our common stock, you should consult your tax advisor regarding the consequences of the Special Distribution to you.

Shareholders are urged to consult their tax advisors regarding the particular U.S. federal, state, local or other tax consequences to them of the Special Distribution in light of their particular circumstances.

Is the Special Distribution taxable for U.S. federal income tax purposes?

Shareholders receiving the Special Distribution will be required to include the full amount of the Special Distribution in income to the extent of our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, regardless of whether the Special Distribution is received in cash, common stock, or a combination of cash and common stock.  As a result, shareholders may be required to pay income tax with respect to the Special Distribution in excess of the cash dividends received.  Furthermore, with respect to certain non-U.S. shareholders, we may be required to withhold U.S. federal income tax with respect to the Special Distribution, including in respect of all or a portion of the Special Distribution that is payable in common stock.

What is the tax basis of any common stock that I receive in the Special Distribution?

The tax basis of any common stock received in the Special Distribution will generally be equal to the amount of the income recognized with respect to the distribution of such common stock as described in the preceding question.

What is the expected character of the income associated with the Special Distribution for U.S. federal income tax purposes for noncorporate U.S. Holders?

For noncorporate U.S. Holders, (1) the portion of the Special Distribution that is attributable to our Pre-REIT Conversion Earnings and Profits will generally be taxable at the 20% U.S. federal income tax rate for “qualified dividend income” and (2) the portion of the Special Distribution that is attributable to our earnings and profits for our 2020 taxable year will generally be taxable at the maximum 29.6% U.S. federal income tax rate applicable to “qualified REIT dividends.”  In the case of (2), the U.S. Holder receiving the Special Distribution must have held our common stock for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before our common stock becomes ex-dividend and cannot be under an obligation to make related payments with respect to a position in substantially similar or related property.  If these requirements are not met, the U.S. Holder will generally be taxable at the maximum 37% U.S. federal income tax rate applicable to ordinary income.

The remainder of the Special Distribution is expected to be treated as a return of capital.  To the extent that the portion of the Special Distribution that is a return of capital does not exceed the adjusted basis of the U.S. Holder’s common stock in respect of which the Special Distribution was made, it will not be taxable but rather will reduce the adjusted basis of common stock.  To the extent that the portion of the Special Distribution that is a return of capital exceeds the adjusted basis of a U.S. Holder’s common stock, it will generally be included in income as long-term capital gain, or short-term capital gain if the common stock has been held for one year or less.

For some U.S. Holders, the Special Distribution and any distributions considered related under Section 1059 of the Code may be considered an “extraordinary dividend.”  An “extraordinary dividend” is a dividend that is equal to at least 10% of a shareholder’s adjusted basis in the related stock.  A noncorporate U.S. Holder that receives an extraordinary dividend and later sells its the related stock at a loss will be treated as realizing a long-term capital loss, regardless of its holding period in its common stock, to the extent of the extraordinary dividend.

Individuals, trusts and estates whose income exceeds certain thresholds are also subject to an additional 3.8% Medicare tax on a portion of the Special Distribution.  U.S. Holders are urged to consult their tax advisors regarding the implications of the additional Medicare tax.

If I elect to receive the Special Distribution all in cash, will the cash I receive be sufficient to cover my tax liability?

The amount of cash received by a shareholder who makes a Cash Election is ultimately dependent on the elections of all other shareholders.  However, the minimum amount of cash to be received by a shareholder making a Cash Election will not be less than 10% of the shareholder’s entire entitlement under the Special Distribution.  Nonetheless, as discussed above, shareholders must include the full amount of the Special Distribution in income to the extent of our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, regardless of whether the Special Distribution is received in cash, common stock, or a combination of cash and common stock.  Whether or not the cash received will be sufficient to cover a shareholder’s tax liability is entirely dependent upon the shareholder’s particular tax situation.  Each shareholder’s tax situation is unique, and therefore, shareholders are urged to consult their tax advisors regarding the particular U.S. federal, state, local or other tax consequences to them.

What are the U.S. federal income tax consequences for corporate U.S. Holders that receive the Special Distribution?  Is the Special Distribution paid to corporate U.S. Holders eligible for the dividends received deduction for corporations?

The Special Distribution will generally be characterized as ordinary income for corporate U.S. Holders.  No portion of the Special Distribution will be eligible for the dividends received deduction for corporations.

What are the U.S. federal income tax consequences for a Non-U.S. Holder?

The rules governing the U.S. federal income taxation of Non-U.S. Holders are complex, and the following discussion is intended only as a summary of these rules.  For example, the following discussion does not address U.S. citizens or residents who have expatriated, Non-U.S. Holders who are individuals present in the United States for 183 days or more during the taxable year and who have a “tax home” in the United States, Non-U.S. Holders who are engaged in a U.S. trade or business, and other special classes of Non-U.S. Holders.  If you are a Non-U.S. Holder, we urge you to consult with your tax advisor to determine the impact of the U.S. federal income tax laws, including any tax return filing and other reporting requirements, with respect to your ownership of common stock and the payment of the Special Distribution.

The portion of the Special Distribution received by Non-U.S. Holders that is (i) paid out of our earnings and profits (including the Pre-REIT Conversion Earnings and Profits), (ii) not designated as a capital gain dividend, and (iii) not effectively connected with a U.S. trade or business of the Non-U.S.

Holder will be subject to U.S. withholding tax at the rate of 30%, unless reduced by an applicable income tax treaty.  To the extent that the cash portion of the Special Distribution with respect to a Non-U.S. Holder is insufficient to satisfy the required withholding, we or other applicable withholding agents may collect the amount required to be withheld by reducing to cash a sufficient portion of the common stock that the Non-U.S. Holder would otherwise receive or by withholding from other property held in the Non-U.S. Holder’s account with the withholding agent, and the Non-U.S. Holder may bear brokerage or other costs for this withholding procedure.  To the extent the Special Distribution exceeds our earnings and profits (including the Pre-REIT Conversion Earnings and Profits), such excess will generally represent a return of capital and will not be taxable to a Non-U.S. Holder to the extent that it does not exceed the adjusted basis of the Non-U.S. Holder’s common stock in respect of which the Special Distribution was made, but rather, will reduce the adjusted basis of such common stock.  To the extent that a portion of the Special Dividend that is treated as a return of capital exceeds the Non-U.S. Holder’s adjusted basis in our common stock, such portion will give rise to tax liability if the Non-U.S. Holder would otherwise be subject to tax on any gain from the sale or exchange of its common stock, as discussed below.  If withholding is applied to any portion of the Special Distribution that represents a return of capital, rather than a dividend out of our earnings and profits, the Non-U.S. Holder must nevertheless reduce its tax basis in its common stock by the amount of returned capital and may file for a refund from the IRS for the amount of withheld tax in excess of its actual tax liability.

If our common stock constitutes a United States real property interest (“USRPI”) under Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), as described below, subject to the exceptions discussed below, the portion of the Special Distribution that is treated as a return of capital in excess of the Non-U.S. Holder’s basis in our common stock will generally be subject to net income taxation, including any applicable capital gains preferential rates, in the same manner as a U.S. Holder.  We believe that our common stock is treated as a USRPI.  However, even if our common stock is a USRPI, a Non-U.S. Holder will not be subject to tax under FIRPTA if we are a “domestically controlled qualified investment entity,” defined as a REIT in which, at all times during a specified testing period, less than 50% in value of its stock is held directly or indirectly by Non-U.S. Holders, or, even if we are not a domestically controlled qualified investment entity, if our common stock is “regularly traded on an established securities market” and the Non-U.S. Holder held, actually or constructively, 10% or less of our common stock at all times during the shorter of the Non-U.S. Holder’s holding period in the common stock or the five years preceding payment of the Special Distribution.

We cannot assure you that are or will remain a domestically-controlled qualified investment entity; however, we believe that our common stock is regularly traded on an established securities market.

In addition, a “qualified shareholder” or a “qualified foreign pension fund” who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income tax under FIRPTA.  However, while a “qualified shareholder” will not be subject to FIRPTA, non-United States persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor) and hold more than 10% of our common stock, either through the “qualified shareholder” or otherwise, will still be subject to FIRPTA.

In addition, under FIRPTA, any portion of the Special Distribution made to a Non-U.S. Holder that is attributable to our REIT taxable income for our 2020 taxable year and that is treated as being attributable to gains from sale or dispositions of USRPIs will, except as described below, be subject to U.S. federal income tax under FIRPTA at the rates applicable to U.S. Holders.  Unless the exception described in the next paragraph applies, we will be required to withhold tax equal to 21% of the maximum amount that could have been designated as a capital gain dividend with respect to such USRPIs.  A corporate Non-U.S. Holder that is not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax.

Notwithstanding the foregoing, any such portion of the Special Distribution will not be subject to FIRPTA, but instead will be treated in the same manner as ordinary income dividends (as discussed above), provided that (i) our common stock is regularly traded on an established securities market located in the United States, and (ii) the recipient Non-U.S. Holder did not own more than 10% of our common stock  at any time during our 2020 taxable year.  As noted above, we believe that our common stock is regularly traded on an established securities market in the United States.

The portion of the Special Distribution treated as a dividend may be subject to additional withholding under the Foreign Tax Account Compliance Act in the case of Non-U.S. Holders that fail to satisfy applicable disclosure, certification or other requirements.

Non-U.S. Holders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of the Special Distribution.